UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2017

HOUSTON WIRE & CABLE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (713) 609-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Approval of Nonemployee Directors’ Deferred Compensation Plan

On December 11, 2017, the Board approved the Nonemployee Directors’ Deferred Compensation Plan (the “Plan”). The Plan permits a nonemployee director of the Company to make an advance election to defer receipt of all or a portion of the Board fees (including annual retainers for Board service and additional retainers for service as Chairman or as a chair of a Board committee) that are otherwise payable to the director for services performed during a calendar year. The deferred Board fees are converted into Stock Units as of the date the fees would otherwise be paid to the director and credited to a Stock Unit Account, which is credited with dividend equivalents to the extent applicable. The Stock Unit Account is distributed in shares of common stock on the date previously elected by the director (if no date is elected, the Account is distributed on the January 31 following the date the director’s Board service ends). Notwithstanding the foregoing, Accounts are distributed earlier if a change in control of the Company occurs.

The Plan is administered by one or more employees designated by the Compensation Committee of the Board. The number of shares of common stock that may be used for Stock Units and issued under the Plan is 300,000.

The Plan is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
	Number	Description

	10.1	Houston Wire & Cable Company Nonemployee Directors’ Deferred Compensation Plan.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Houston Wire & Cable Company Nonemployee Directors’ Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: December 14, 2017	By:	/s/ Nicol G. Graham
Name: Nicol G. Graham
Title: Vice President and Chief Financial Officer